UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 30, 2020
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Directors
On March 30, 2020, the Board of Directors of Nordstrom, Inc. (the “Company”) appointed James L. Donald, age 66, and Mark J. Tritton, age 56, to the Company’s Board of Directors (the “Board”). Each of the foregoing appointments was effective immediately.
Mr. Donald is Co-Chairman of the Board for Albertsons Companies, one of the largest food and drug retailers in the United States. In 2019, Mr. Donald served as Chief Executive Officer of Albertsons, and in 2018 he served as its President and Chief Operating Officer. From 2013 through 2015, Mr. Donald served as Chief Executive Officer of Extended Stay America, Inc., the largest integrated hotel owner/operator in the United States. Previously, Mr. Donald served as Chief Executive Officer of the Haggen, Inc. grocery chain and as Chief Executive Officer of Starbucks Corporation. Mr. Donald has over forty-five years of experience in leadership roles at consumer-facing businesses and brings to the Board a wealth of knowledge and expertise in navigating the type of fast-paced and dynamic environment facing the Company today.
From November 2019 to the present, Mr. Tritton has served as President and Chief Executive Officer of Bed Bath & Beyond, an omnichannel retailer selling a wide assortment of domestics merchandise and home furnishings online and through several brand retail storefronts. Previously, from 2016 through 2019, Mr. Tritton served as Executive Vice President and Chief Merchandising Officer of Target Corporation and, from 2009 through 2016, as Executive Vice President and Division President of the Nordstrom Product Group. Mr. Tritton has over thirty years of experience in retail and apparel businesses, providing him deep insights into consumer behavior, brand building and operational matters which are key to the Company’s business.
As nonemployee directors, Mr. Donald and Mr. Tritton will each receive compensation for their services on the Board equivalent to the cash retainer and common stock award compensation described under the caption "Director Compensation" of the Company's proxy statement that was filed with the Securities and Exchange Commission on April 12, 2019, subject to the temporary deferral of cash director compensation as disclosed in the Company’s press release dated March 25, 2020, as furnished to the Securities and Exchange Commission (the “SEC”) on the Company’s Current Report on Form 8-K filed on March 26, 2020. They will also be eligible to participate in the Company's other compensation benefit plans and programs for nonemployee directors as described in the proxy statement. In addition, the Company plans to enter into its standard Independent Director Indemnification Agreement with each of Mr. Donald and Mr. Tritton, the form of which was filed with the SEC as exhibit 10.78 to the Company's Annual Report on Form 10-K for the year ended January 29, 2011.
There are no transactions between the Company and either Mr. Donald or Mr. Tritton which require disclosure pursuant to Item 404(a) of Regulation S-K.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 30, 2020, the Board approved an amendment to the Company's Bylaws (the "Amendment"). The sole amendment consisted of adjusting the size of the Board to a range of nine to thirteen directors, with the exact number to be determined by resolution of the Board. The Bylaw Amendment was effective at adoption.
The Bylaws, as amended by the Amendment, are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment.
ITEM 9.01 Financial Statements and Exhibits

3.1	Bylaws, as amended and restated on March 30, 2020
99.1	Press release of Nordstrom, Inc., dated April 3, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: April 3, 2020